Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM TO ACQUIRE BACK TO BED, BEDDING EXPERTS AND MATTRESS BARN STORES

— Enters Into Agreement to Establish a Strong Presence in Chicago Metropolitan Area and Strengthen Its Presence in Target Markets in Florida —

HOUSTON, August 29, 2014 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (the “Company”) (NASDAQ: MFRM), a leading specialty retailer of mattresses and accessories in the United States, announced that the Company has entered into an agreement to acquire substantially all of the mattress specialty retail assets and operations of Back to Bed Inc., M World Mattress LLC, MCStores LLC and TBE Orlando LLC, which collectively operate Back to Bed and Bedding Experts retail stores in Illinois, Indiana and Wisconsin and Bedding Experts and Mattress Barn retail stores in Florida.

This acquisition will add approximately 135 mattress specialty retail stores to the Mattress Firm Company-operated store base in both new and existing markets, primarily in the Chicago and Orlando metropolitan areas, for an aggregate purchase price of approximately $60 million, subject to customary adjustments. The closing of the acquisition, which is conditioned on the prior satisfaction of customary closing conditions, is expected to occur by the end of the third fiscal quarter of 2014 and will be funded by cash reserves and revolver borrowings.

“We are excited to secure a presence in Chicago, a key strategic market for Mattress Firm, with a strong store base in full operation and to further enhance our position as a top player in the Florida markets,” stated Steve Stagner, Mattress Firm president & chief executive officer. “This acquisition of the Back to Bed and Bedding Experts stores in the Chicago area will allow us to immediately gain scale in that market. The Mattress Barn and Bedding Experts stores in Florida will augment our existing base of quality stores and further establish our recognizable presence in that region.  As with prior acquisitions, this acquisition demonstrates our continued focus on the relative market share strategy, which continues to build long-term value creation for our shareholders.”

The sellers have been represented in the transaction by Brookwood Associates LLC as investment banking advisor and Kelleher & Buckley LLC as legal advisor.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to expected value and benefits from acquisitions, are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our principal stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2014 filed with the Securities and Exchange Commission (“SEC”) on March 27, 2014 and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

About Mattress Firm

Houston-based Mattress Firm (NASDAQ: MFRM) is a high growth specialty retailer, recognized as one of the nation’s leading specialty bedding companies, offering a broad selection of both traditional and specialty mattresses, bedding accessories and related products from leading manufacturers. With more than 1,500 company-operated and franchised stores across 36 states, Mattress Firm has the largest geographic footprint in the United States among multi-brand mattress specialty retailers. Mattress Firm offers customers comfortable store environments, guarantees on price, comfort and service, and highly-trained sales professionals. More information is available at http://www.mattressfirm.com.  Mattress Firm’s website is not part of this press release.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713-343-3652

Media Contact: Joanna Singleton, jsingleton@jacksonspalding.com,  214-269-4401

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